Exhibit 16.1
                           (Amisano Hanson Letterhead)

March 31, 2004



Securities and Exchange Commission
450 Fifth Street, N.W.
Washington DC
USA  20549

Re:               EarthNetMedia, Inc. (the "Company")

We have read the statements made by EarthNetMedia, Inc., which we understand will be filed with the Commission, pursuant to Item 4 of Form 8-K, as part of the Company's Form 8-K report dated March 31, 2004.

We agree with the statements concerning our Firm in such Form 8-K.


/s/  AMISANO HANSON
----------------------------------
     Amisano Hanson

Chartered Accountants and
Certified Public Account (Nevada)

750 West Pender Street, Suite 604                    Telephone:  604-689-0188
Vancouver Canada                                     Facsimile: 604-689-9773
V6C 2T7                                              E-MAIL:  amishan@telus.net